Exhibit 10.3

BEN FRANKLIN FINANCIAL, INC.

EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

(OUTSIDE DIRECTORS)

A. STOCK OPTIONS (“Options”) for a total of ___________ shares of Common Stock, par value $0.01 per share, of Ben Franklin Financial, Inc. (the “Company”) are hereby granted to ___________________ (the “Participant”). The grant and terms of the Options shall be subject in all respects to the Ben Franklin Financial, Inc. Equity Incentive Plan (the “Plan”). The terms of this Stock Option Agreement are subject to the terms and conditions of the Plan.

B. The Option exercise price of Common Stock is $_________ per share, the Fair Market Value (as defined in the Plan) of the Common Stock on April 17, 2008, the date of grant.

C. The Options granted hereunder shall vest in five equal annual installments of 20% per year, with the first installment becoming exercisable on the first anniversary of the date of grant, or April 17, 2009, and succeeding installments on each anniversary thereafter through April 17, 2013. The Options granted hereunder may be exercised for up to ten years from the date of grant, subject to sub-paragraph D below.

D. Upon the Participant’s Termination of Service (as defined in the Plan) with the Company or its affiliates, including Ben Franklin Bank of Illinois (the “Bank”) for any reason other than Disability (as defined in the Plan), death or Termination for Cause (as defined in the Plan), Options will be exercisable only as to those Options which have vested at the time of such Termination of Service and will be exercisable for a period of up to three months following such Termination of Service. In the event of the Participant’s Retirement (as defined in the Plan), Options will be exercisable for one year following Termination of Service. In the event of Termination for Cause, Options that were not exercised or vested will expire and be forfeited. Upon the Participant’s Termination of Service with the Bank or the Company due to death or Disability, Options granted hereunder, whether or not exercisable at such time, will become exercisable by the Participant (or his/her legal representative or beneficiary) for one year following the date of Termination of Service. In no event will the period of exercise extend beyond the expiration of the original Option term. In the event of a Change in Control (as defined in the Plan,) Options will continue to be exercisable for the remainder of their term, whether or not the Participant’s service is terminated, and any performance or service measure attached to an award will be deemed satisfied as of the date of the Change in Control. In the event of Termination of Service following a Change in control, all Options held by the Participant will become fully exercisable.

E. Options may not be exercised if the issuance of shares of Common Stock of the Company upon such exercise would constitute a violation of any applicable federal or state securities or other law or regulation. The Participant, as a condition to exercise of the Options, shall represent to the Company that the shares of Common Stock of the Company that he acquires pursuant to such exercise are being acquired by such Participant for investment and not with a present view to distribution or resale, unless counsel for the Company is then of the opinion that such a representation is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

F. Options granted to the Participant may not be transferred in any manner otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, provided that the Committee may, in its discretion, permit the transfer of Options, provided that such transfers are limited to Immediate Family Members (as defined in the Plan), trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and provided that such transfers are not made for consideration to the Participant.

G. A copy of the Plan is enclosed and your attention is invited to all the provisions of the Plan. You will observe that you are not required to exercise the Options as to any particular number or shares at one time, but the Options must be exercised, if at all and to the extent exercised, by no later than ten years and one day from the date of grant. The Options may be exercised during such term only in accordance with the terms of the Plan. In the event of any inconsistency between this Stock Option Agreement and the Plan, the terms of the Plan will control.

H. All exercises of the Options must be made by executing and returning the Notice of Exercise of Stock Options attached hereto as Exhibit A, and upon receipt of any shares of Common Stock upon the exercise of any Options, the recipient shall complete and return to the Company the Acknowledgment of Receipt of Stock Option Shares attached hereto as Exhibit B.

I. All awards made pursuant to the terms of the Plan shall, to the extent necessary to comply with Section 409A of the Internal Revenue Code, and the regulations and other authority promulgated thereunder by the Treasury Department, be deemed to be made in compliance therewith from the date of grant and any provision inconsistent therewith shall be retroactively modified or stricken, if necessary, to maintain compliance with Section 409A.

Date: __________________

ATTEST:	BEN FRANKLIN FINANCIAL, INC.

By:	By:

2

The Participant acknowledges receipt of a copy of the Ben Franklin Financial, Inc. Equity Incentive Plan and represents that he is familiar with the terms and provisions thereof. The Participant hereby accepts the Options subject to all the terms and provisions of such Plan. The Participant hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Committee established to administer such Plan upon any questions arising under such plan.

Date: __________________

Participant’s Name (Print)

Participant’s Signature

EXHIBIT A

NOTICE OF EXERCISE OF STOCK OPTIONS

(BY OUTSIDE DIRECTORS)

I hereby exercise the stock option (the “Option”) granted to me by Ben Franklin Financial, Inc. (the “Company”) or its affiliate, subject to all the terms and provisions set forth in the Stock Option Agreement (the “Agreement”) and the Ben Franklin Financial, Inc. Equity Incentive Plan (the “Plan”) referred to therein, and notify you of my desire to purchase __________________ shares of common stock of the Company (“Common Stock”) for a purchase price of $_________ per share.

Enclosed please find (check one):

___	Cash, personal, certified or cashier’s check in the sum of $_______ in full payment of the purchase price.

___	Stock of the Company with a fair market value of $______ in full payment of the purchase price.*

___	Personal, certified or cashier’s check in the sum of $_______ and stock of the Company with a fair market value of $ , in full payment of the purchase price.*

___	Please sell ______ Shares from my Option Shares through a broker in full/partial payment of the purchase price.

I understand that after this exercise, ____________ shares of Common Stock remain subject to the Option, subject to all terms and provisions set forth in the Agreement and the Plan.

I hereby represent that it is my intention to acquire these shares for the following purpose:

___	investment

___	resale or distribution

Please note: if your intention is to resell (or distribute within the meaning of Section 2(11) of the Securities Act of 1933) the shares you acquire through this Option exercise, the Company or transfer agent may require an opinion of counsel that such resale or distribution would not violate the Securities Act of 1933 prior to your exercise of such Option.

Date: ____________, _____.
Participant’s signature

*	If I elect to exercise by exchanging shares I already own, I will constructively return shares that I already own to purchase the new option shares. If my shares are in certificate form, I must attach a separate statement indicating the certificate number of the shares I am treating as having exchanged. If the shares are held in “street name” by a registered broker, I must provide the Company with a notarized statement attesting to the number of shares owned that will be treated as having been exchanged. I will keep the shares that I already own and treat them as if they are shares acquired by the option exercise. In addition, I will receive additional shares equal to the difference between the shares I constructively exchange and the total new option shares that I acquire.

EXHIBIT B

ACKNOWLEDGMENT OF RECEIPT OF STOCK OPTION SHARES

I hereby acknowledge the delivery to me by Ben Franklin Financial, Inc. (the “Company”) or its affiliate on ______________________________________, of stock certificates for ____________________shares of common stock of the Company purchased by me pursuant to the terms and conditions of the Stock Option Agreement and the Ben Franklin Financial, Inc. Equity Incentive Plan, as applicable, which shares were transferred to me on the Company’s stock record books on ____________________.

Date:

Participant’s signature